UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 24549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

société Air France

(Exact Name of Registrant as Specified in its Charter)

Republic of France	Not Applicable

(State of Incorporation or Organization)	(I.RS. Employer Identification No.)

45, rue de Paris

95747 Roissy-CDG Cedex

France

+33 1 41 56 78 00

(Address of Principal Executive Offices, including Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-114188

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Ordinary Shares, nominal value €8.50 per share	New York Stock Exchange, Inc.*

Warrants for the purchase of Ordinary Shares	New York Stock Exchange, Inc.**

*	Application has been made for listing. The ordinary shares will trade in the form of American Depositary Shares.

**	Application has been made for listing. The warrants will trade in the form of American Depositary Warrants.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Descriptions of the following items are set forth in the sections and on the pages noted below of the Registrant’s Form F-4 Registration Statement, as amended (the “F-4 Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on April 5, 2004 and are hereby incorporated by reference:

(a) the American Depositary Shares (“ADSs”) representing Ordinary Shares (“Description of the Air France American Depositary Shares”, pages 304-316);

(b) the Ordinary Shares underlying the ADSs to be registered hereunder (“Description of the Share Capital of Air France”, pages 269-281);

(c) the American Depositary Warrants (“ADWs”) representing Warrants for the purchase of Ordinary Shares (“Description of the Air France American Depositary Warrants”, pages 317-325);

(d) the Warrants underlying the ADWs to be registered hereunder (“Description of the Air France Warrants”, pages 299-303);

(e) all taxes, including withholding provisions, to which United States security holders are subject under existing laws and regulations of France (“French Tax Considerations”, pages 103-109) and the Netherlands (“Dutch Tax Considerations”, pages 109-111); and

(f) a brief description of the provisions of the reciprocal tax treaty between the Republic of France and the United States regarding withholding (“French Tax Considerations”, pages 103-109 and “U.S. Federal Income Tax Considerations”, pages 111-114).

Additional information with respect to the foregoing items is incorporated herein by reference to the Form F-6 Registration Statement, as amended, in connection with the ADSs (the “ADS Registration Statement”), originally filed with the Commission under the Securities Act on April 5, 2004 and by reference to Form F-6 Registration Statement, as amended, in connection with the ADWs (the “ADW Registration Statement”), originally filed with the Commission under the Securities Act on April 5, 2004.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

société Air France

By:	/s/ JEAN-CYRIL SPINETTA
	Name:	Jean-Cyril Spinetta
	Title:	Chairman and Chief Executive Officer

Date: April 5, 2004